Exhibit 99. (c)(10)

Project Oak Tree

Potential Buyers Contact Summary

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “**”.  AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.

[LOGO]

Champions of Growth

November 29, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary	($ in millions)

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	Will hear back later this month.
**	x	x	Sent Teaser.
**	x	Sent e-mail; waiting to hear back.
**	x	Initiated contact.
**	x	x	Sent Teaser; left follow-up voicemail.
**	x	x	Sent Teaser; left follow-up voicemail.
**	TWP meeting on 12/2/05.
**	Hold off for now.
**	Oak Tree to contact.

Total	9	6	3	0	0	0

Declined

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**		x	x	x			Familiar with Oak Tree; focused on integrating ** acquisition;
“Not the right time”.
**		x	x	x			Getting acquired by **.
**		x	x	x			Not interested. Awaiting more feedback.

Total	3	3	3	3	0	0

**  Confidential material redacted and submitted separately to the Securities and Exchange Commission.

[LOGO]

Financial Buyers Contact Summary

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	Left a voicemail.
**	x	Initiated contact; probably too small.
**	x	x	Sent Teaser.
**	Hold off for now.
**	x	x	Sent Teaser.
**	x	x	Will get feedback on NDA today.
Austin Ventures	x	x	x	x	Interested but expressed concern around valuation.

Total	7	6	4	0	1	1

Declined

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**		x	x	x			Lack of scale; negative cash flow; might need additional investment.
**		x	x	x			Subscale / negative cash flows / uncomfortable with using Oak
Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.

Total	2	2	2	2	0	0

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.